CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Timothy Plan and to the use of our report dated February 18, 2005 on the financial statements and financial highlights of Timothy Plan Large/Mid-Cap Growth Fund, a series of Timothy Plan. Such financial statements and financial highlights appear in the December 31, 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                  TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 11, 2005